Exhibit 3.371
FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
      SEP 17 1993
      11431-93
      Cheryl A Liu Secretary Of
ARTICLES OF INCORPORATION
(PURSUANT TO NRS 78)
STATE OF NEVADA
Filing fee:       $125.00 DJ
Receipt #:       C91172
CT CORPORATION SYSTEM
ONE EAST FIRST STREET
RENO, NV 89501
IMPORTANT: Read instructions on reverse side before completing this form.
TYPE OR PRINT (BLACK INK ONLY)
1. NAME OF CORPORATION: NC-DSH, Inc.
2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)
Name of Resident Agent: The Corporation Trust Company of Nevada
Street Address: One East First Street Reno 89501
3. SHARES: (number of shares the corporation is authorized to issue)
Number of shares with par value: 1,000 Par value: $1.00 Number of shares without par value: -0-
4. GOVERNING BOARD: shall be styled as (check one): ☑ Directors ___Trustees The FIRST BOARD OF DIRECTORS shall consist of 3 members and the names and addresses are as follows:

Joseph M. Cobern	577 Mulberry Street,
Macon, GA 31298
Name	Address	City/State/Zip
John C. McCauley	577 Mulberry Street,
Macon, GA 31298
Name	Address	City/State/Zip
Glenn A. McRae	577 Mulberry St, Street
Macon, GA 31298
Name	Address	City/State/Zip
5. PURPOSE (optional — see reverse side): The purpose of the corporation shall be:
___________________________

6. NRS 78.037: States that the articles of incorporation may also contain a provision eliminating or limiting the personal liability of a director or officer of the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer except acts or omissions which include misconduct or fraud. Do you want this provision to be part of your articles? Please check one of the following: YES ☐ NO ☒
7. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information noted on separate pages. But: if any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached ___.
8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signatures must be notarized)
/s/ Jon R. Harris, Jr.
Name: Jon R. Harris, Jr.
191 Peachtree St., N.E.,
Atlanta, GA 30303-1763
Subscribed and sworn to before me this 15th day of September, 1993
/s/ Glenda L. Piazza
Name: Glenda L. Piazza
Notary Public, DeKalb County, Georgia
9. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT
I, THE CORPORATION TRUST COMPANY OF NEVADA hereby accept appointment as Resident Agent for the above named corporation.

/s/
Assistant Secretary
1:00 Diane            September 16, 1993

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